Exhibit 1.1

CareTrust REIT, Inc.

17,000,000 Shares

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

November 11, 2026

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

As Forward Sellers and
Representatives of the several Underwriters

Bank of America, N.A.
One Bryant Park
New York, New York 10036

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

As Forward Purchasers

Ladies and Gentlemen:

CareTrust REIT, Inc., a Maryland corporation (“CareTrust”), and CTR Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), each of Bank of America, N.A. and Morgan Stanley & Co. LLC (each, a “Forward Purchaser” and together, the “Forward Purchasers”) and each of BofA Securities, Inc. and Morgan Stanley & Co. LLC (in their capacity as sellers of Common Stock (as defined below), each, a “Forward Seller” and together, the “Forward Sellers”), at the request of CareTrust in connection with the Initial Forward Sale Agreements (as defined below), confirm their agreement with the several underwriters named in Schedule I hereto (the “Underwriters”), for whom BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as representatives (collectively, in such capacity, the “Representatives”), with respect to the sale by the Forward Sellers and/or CareTrust and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 17,000,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share, of CareTrust (the “Common Stock”).  In addition, the Underwriters have been granted an option to purchase up to an aggregate of 2,550,000 additional shares of Common Stock (the “Optional Shares”), if and to the extent that the Representatives, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters, as provided in Section 2 hereof.  The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Shares.” To the extent there are no additional underwriters named in Schedule I hereto, the term “Representatives” as used herein shall mean BofA Securities, Inc. and Morgan Stanley & Co. LLC, as Underwriters.

The Firm Shares sold to the Underwriters by the Forward Sellers pursuant to Section 2 hereof are herein referred to as the “Borrowed Firm Shares.” The Optional Shares sold to the Underwriters by the Forward Sellers pursuant to Section 2 hereof are herein referred to as the “Borrowed Optional Shares.” The Borrowed Firm Shares and the Borrowed Optional Shares are herein referred to as the “Borrowed Shares.” The Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined below) are herein referred to collectively as the “Firm Shares.” Any Company Top-Up Firm Shares and any Company Top-Up Optional Shares (as defined below) are herein referred to as the “Company Shares.” The Shares are described in the Prospectus (as defined below). The shares of Common Stock issued, sold and/or delivered by CareTrust to a Forward Purchaser in settlement of all or any portion of CareTrust’s obligations under a Forward Sale Agreement (as defined below) are herein referred to as the “Confirmation Shares.”

References herein to the “Initial Forward Sale Agreements” are to the letter agreements, dated the date hereof, between CareTrust and the Forward Purchasers, relating to the forward sale by CareTrust, subject to CareTrust’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Initial Forward Sale Agreements), of a number of shares of Common Stock equal to the number of Borrowed Firm Shares sold by the respective Forward Sellers to the Underwriters pursuant to this Agreement. References herein to the “Forward Sale Agreements” are to the Initial Forward Sale Agreements and/or the Additional Forward Sale Agreements (as defined below) as the context requires.

1.          Representations and Warranties of CareTrust and the Operating Partnership.  CareTrust and the Operating Partnership each severally represents and warrants to, and agrees with, each of the Underwriters, each of the Forward Purchasers and each of the Forward Sellers that:

(a)          CareTrust has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”), on Form S-3 (Registration No. 333-293536), including a form of prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Common Stock.  Such registration statement, including the financial statements, exhibits and schedules thereto, at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, including all information and documents incorporated or deemed incorporated by reference therein under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is herein called the “Registration Statement.” The preliminary prospectus supplement dated November 11, 2026 describing the Shares and the offering thereof, together with the Base Prospectus, is herein called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof that is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” The Preliminary Prospectus, including the Base Prospectus, relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is herein called the “Time of Sale Prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by CareTrust to meet the requests of purchasers pursuant to Rule 173 under the Securities Act.  Any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) is herein called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).  For purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (Eastern time) on November 11, 2026.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in, or “part of” or other references of like import with respect to the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is incorporated by reference in the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

(b)          (i) At the time of filing the Registration Statement, (ii) at the earliest time that CareTrust or another offering participant made a bona fide offer (within the meaning of Rule 164 under the Securities Act) of the Shares and (iii) at the date hereof, CareTrust was not and is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act.  No order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.  Each preliminary prospectus, the Time of Sale Prospectus and the Prospectus, at the time of filing thereof, complied, and any further amendments or supplements thereto will comply, in all material respects, with the Securities Act, and did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to CareTrust in writing by the Representatives expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

(c)          The Time of Sale Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other materials and information listed in Schedule II hereto, taken together (collectively, the “Disclosure Package”) as of the Applicable Time, complied, in all material respects, with the Securities Act, and did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Issuer Free Writing Prospectus listed on Schedule II or Schedule III hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information relating to any Underwriter furnished to CareTrust in writing by the Representatives expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

(d)          The Registration Statement and any post-effective amendment thereto have become effective under the Securities Act.  CareTrust has responded to all requests, if any, of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to CareTrust’s best knowledge, are contemplated or threatened by the Commission.

(e)          The Registration Statement complies, and the Prospectus and any further amendments or supplements thereto will comply, in each case in all material respects, with the Securities Act.  The Registration Statement, and any post-effective amendment thereto, does not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, and any supplements thereto, as of its date or the date of such supplement and on each Delivery Date (as defined below), does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to CareTrust by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.  There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or filed as exhibits to the Registration Statement that have not been described or filed as required.

(f)          The Time of Sale Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Time of Sale Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(g)          At the time the Registration Statement originally became effective, CareTrust was permitted to use Form S-3 under the Securities Act.

(h)          (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time CareTrust made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and (iv) at the date hereof, CareTrust was and is a “well-known seasoned issuer” as defined in Rule 405.  The Shares, since their registration on the Registration Statement, have been and remain eligible for registration by CareTrust on a Rule 405 “automatic shelf registration statement.” CareTrust has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the Registration Statement.

(i)          The documents incorporated by reference or deemed to be incorporated by reference in the Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference or deemed to be incorporated by reference in the Disclosure Package or the Prospectus or any supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)          Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of CareTrust, the Operating Partnership or the direct and indirect subsidiaries (as defined in Rule 1-02(x) of Regulation S-X) of CareTrust and/or the Operating Partnership (the “Subsidiaries”), taken as a whole (in any such case, a “Material Adverse Effect”); (ii) none of CareTrust, the Operating Partnership or any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to CareTrust, the Operating Partnership and the Subsidiaries taken as a whole, and none of CareTrust, the Operating Partnership and the Subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (iii) there has been no distribution of any kind declared, paid or made by the Operating Partnership on any partnership interest, other than distributions paid to CareTrust or CareTrust GP, LLC or when required pursuant to the terms of that certain Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated December 11, 2025 (as may be amended, restated or modified from time to time, the “Operating Partnership LPA”), to any individual holding LTIP Units (as defined therein).

(k)          Each of CareTrust, the Operating Partnership and the Subsidiaries has been duly incorporated or organized, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as applicable, and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Each of CareTrust, the Operating Partnership and the Subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  CareTrust owns 100% of CareTrust GP, LLC, which is the sole general partner of the Operating Partnership.

(l)          All of the issued and outstanding shares of each of CareTrust and the Subsidiaries that is a corporation, all of the issued and outstanding partnership interests of each of the Operating Partnership and the Subsidiaries that is a limited partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each of the Subsidiaries that is a limited liability company have been duly authorized and validly issued, are (except in the case of general partnership interests and limited liability company interests) fully paid and non-assessable and were issued in compliance with all applicable state and federal securities and “Blue Sky” laws, and are owned by CareTrust, directly or through subsidiaries, free and clear of any lien, security interest, mortgage, pledge, encumbrance or claim (each, a “Lien”), except as otherwise disclosed in the Disclosure Package and the Prospectus.  None of the issued and outstanding shares of capital stock of any of CareTrust and the Subsidiaries that is a corporation, none of the issued and outstanding partnership interests of any of the Operating Partnership and the Subsidiaries that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any Subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any security holder of such entity or any other person.  Except with respect to preferred equity investments in joint ventures as disclosed in the Disclosure Package and the Prospectus, each of CareTrust and the Operating Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries; the Operating Partnership is a Subsidiary of CareTrust.

(m)          This Agreement has been duly authorized, executed and delivered by each of CareTrust and the Operating Partnership.  Each of the Forward Sale Agreements has been or will be, as applicable, duly authorized, executed and delivered by CareTrust.  Each of CareTrust and the Operating Partnership has full right, power and authority to execute, deliver and perform its obligations under this Agreement and CareTrust has full right, power and authority to execute, deliver and perform its obligations under the Forward Sale Agreements. Assuming due authorization, execution and delivery by the parties thereto, the Forward Sale Agreements constitute or will constitute legal, valid and binding obligations of CareTrust, enforceable against CareTrust in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(n)          CareTrust has an authorized capitalization as set forth in the Disclosure Package and the Prospectus.  The shares of issued and outstanding capital stock of CareTrust have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable state and federal securities and “Blue Sky” laws.

(o)          The Common Stock conforms in all material respects to the statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus; any Company Shares and any Confirmation Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement or the Forward Sale Agreements, as applicable, will be validly issued, fully paid and nonassessable, and conform to the description of the Common Stock contained in the Disclosure Package and the Prospectus and the issuance of the Company Shares is not subject to any preemptive or similar rights.

(p)          Other than as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between CareTrust and any person granting such person the right to require CareTrust to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of CareTrust owned or to be owned by such person or to require CareTrust to include such Common Stock or other securities in the Registration Statement.  To the extent any person has such registration or offer similar rights, such rights have been waived with respect to the registration of securities in connection with the Registration Statement.

(q)          No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements, except (i) such as have been made or obtained under the Securities Act, or (ii) the consents, approvals, authorizations, registrations or qualifications as may be required by state securities or “Blue Sky” laws or by the Financial Industry Regulatory Authority (“FINRA”).

(r)          None of CareTrust, the Operating Partnership or the Subsidiaries is (i) in violation of its (a) in the case of a corporation, charter and by-laws; (b) in the case of a limited or general partnership, partnership certificate, certificate of formation or similar organizational document and partnership agreement; (c) in the case of a limited liability company, articles of organization, certificate of formation or similar organizational documents and operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, certificate of trust, certificate of formation or similar organizational document and trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity, (ii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over CareTrust, the Operating Partnership or the Subsidiaries or any of their respective assets, properties or operations or (iii) in breach or default (or with or without the giving of notice or the passage of time or both, would be in breach or default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which it is a party or by which it is bound or to which any of its property or assets are subject (collectively, “Company Documents”), except, in the cases of clauses (ii) or (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s)          The execution, delivery and performance by CareTrust and the Operating Partnership of this Agreement, the execution, delivery and performance by CareTrust of the Forward Sale Agreements and the consummation by CareTrust, the Operating Partnership and the Subsidiaries of the issuance and sale of the Company Shares and the Confirmation Shares and the use of the proceeds from the sale of the Company Shares and the Confirmation Shares as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” and compliance by CareTrust and the Operating Partnership with their respective obligations under this Agreement and the Forward Sale Agreements, as applicable, (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of CareTrust, the Operating Partnership or any Subsidiary thereunder including, without limitation, upon the occurrence of a change of control of any of CareTrust, the Operating Partnership or any Subsidiary or other similar events (each, a “Termination Event”) or event or condition which, either immediately or with notice or passage of time or both, (a) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by CareTrust, the Operating Partnership or any Subsidiary, or (b) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which CareTrust, the Operating Partnership or any Subsidiary is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be (each, a “Repayment Event”) under, or result in the creation or imposition of any Lien upon any property or assets of CareTrust, the Operating Partnership or any Subsidiary pursuant to, any Company Documents, except for any such conflict, breach, default, Termination Event, Repayment Event or Lien that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (ii) will not result in any violation of (a) the provisions of the organizational documents of CareTrust, the Operating Partnership or any Subsidiary or (b) (assuming compliance with any applicable securities or “Blue Sky” laws of the jurisdictions in which the Shares are offered by the Underwriters and assuming that the Underwriters comply with the agreements contained herein) law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over CareTrust, the Operating Partnership or any Subsidiary or any of their respective assets, properties or operations.

(t)          Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) CareTrust, the Operating Partnership and the Subsidiaries have good and marketable title (in fee simple) to all assets described in the Disclosure Package and the Prospectus as being owned by them, and none of CareTrust, the Operating Partnership or any Subsidiary has received notice of any claim that has been or may be asserted by anyone adverse to the rights of CareTrust, the Operating Partnership or any Subsidiary with respect to such assets or affecting or questioning the rights of any of CareTrust, the Operating Partnership or any Subsidiary to the continued ownership, possession or occupancy of such assets, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) all Liens or restrictions on or affecting the assets CareTrust, the Operating Partnership or any Subsidiary that are required to be disclosed in the Disclosure Package or the Prospectus are disclosed therein, and all such Liens or restrictions which are not disclosed in the Disclosure Package and the Prospectus could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity has an option or right of first refusal or any other right to purchase any of the assets leased to or owned by CareTrust, the Operating Partnership or any Subsidiary, except where any such option or right would not, individually or in the aggregate, have a Material Adverse Effect; (iv) each of the assets leased to or owned by CareTrust, the Operating Partnership or any Subsidiary has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, individually or in the aggregate, have a Material Adverse Effect; (v) each of the assets controlled by CareTrust, the Operating Partnership or any Subsidiary is served by all public utilities necessary for the current operations on such property sufficient for such operations, except where the failure to have such public utilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) the assets leased to or owned by CareTrust, the Operating Partnership or any Subsidiary comply, in all material respects, with all applicable codes and zoning and subdivision laws and regulations or the use thereof is permitted as a legal non-conforming use; (vii) all of the leases under which CareTrust, the Operating Partnership or any Subsidiary leases (as lessee) any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of CareTrust, the Operating Partnership or any Subsidiary is in default in the payment of any amounts due under any such leases or otherwise in default thereunder and none of CareTrust, the Operating Partnership or any Subsidiary knows of any event that, with the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (viii) there is no pending or, to the knowledge of CareTrust, the Operating Partnership or any Subsidiary, threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to any asset leased to or owned by CareTrust, the Operating Partnership or any Subsidiary, except such proceedings or actions that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (ix) all of the leases under which CareTrust, the Operating Partnership or any Subsidiary leases (as lessor) any real property or improvements (whether directly or indirectly through partnerships, joint ventures or otherwise) are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of CareTrust, the Operating Partnership or any Subsidiary nor any lessee of any of the real property or improvements of CareTrust, the Operating Partnership or any Subsidiary is in default in the payment of any amounts due under any such leases or otherwise in default thereunder, and none of CareTrust, the Operating Partnership or any Subsidiary knows of an event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)          CareTrust, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, accreditations, certifications, registrations, certificates, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies to the extent required to conduct the business to be operated by them as described in the Disclosure Package and the Prospectus, except where the failure to possess such Governmental Licenses would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  CareTrust, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect.  None of CareTrust, the Operating Partnership or any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)          The statements made in or incorporated by reference into the Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(w)          There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of CareTrust, the Operating Partnership or any of the Subsidiaries, threatened, against or affecting CareTrust, the Operating Partnership or any of the Subsidiaries (other than as disclosed in the Disclosure Package or the Prospectus) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(x)          No labor dispute with the employees of any of CareTrust, the Operating Partnership or any Subsidiary exists or, to the knowledge of CareTrust, the Operating Partnership or any Subsidiary, is imminent, in each case, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by any of CareTrust or the Operating Partnership of its obligations under this Agreement.

(y)          None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment, compensation or benefits of employees of CareTrust, the Operating Partnership or any Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach or termination of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment, compensation or benefits of employees of CareTrust, the Operating Partnership or any Subsidiary or with respect to a Plan that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of CareTrust, the Operating Partnership and any Subsidiary compared to the amount of such contributions made in CareTrust’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of CareTrust, the Operating Partnership and the Subsidiaries in the current fiscal year of CareTrust, the Operating Partnership and any Subsidiary compared to the amount of such obligations in CareTrust’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA with respect to a Plan that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of CareTrust, the Operating Partnership or any Subsidiary related to its or their employment that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which CareTrust, the Operating Partnership or any Subsidiary may have any liability.

(z)          (i) CareTrust, the Operating Partnership and the Subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that are described in the Disclosure Package or the Prospectus or that are necessary for the conduct of their respective businesses as described in the Disclosure Package and the Prospectus; (ii) none of CareTrust, the Operating Partnership or any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of CareTrust, the Operating Partnership or any Subsidiary therein; (iii) there are no third parties who have or, to the knowledge of CareTrust, the Operating Partnership or any Subsidiary, will be able to establish rights to any Intellectual Property of CareTrust, the Operating Partnership or any Subsidiary; and (iv) there is no pending or, to the knowledge of CareTrust, the Operating Partnership or any Subsidiary, threatened action, suit, proceeding or claim by others challenging CareTrust’s, the Operating Partnership’s or any Subsidiary’s rights in or to any such Intellectual Property, except in the case of each of clauses (i)-(iv) as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(aa)          Except as otherwise disclosed in the Disclosure Package and the Prospectus: (i) to the best knowledge of CareTrust, the assets controlled by CareTrust, the Operating Partnership and the Subsidiaries, including, without limitation, the Environment (as defined below) associated with such assets, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (ii) none of CareTrust, the Operating Partnership or any Subsidiary has caused any Release (as defined below) of any Contaminant into the Environment that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health or safety (as such matters relate to Contaminants) or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) none of CareTrust, the Operating Partnership or any Subsidiary is aware of any written notice from any governmental body or other person claiming any violation of or liability under any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements relating to the presence of asbestos containing materials or other Contaminants on, at, under or migrating to or from such properties, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (v) none of the Subsidiaries has caused or suffered to exist or occur any condition on any of the properties or improvements of CareTrust, the Operating Partnership or any Subsidiary that could give rise to the imposition of any Lien under any Environmental Laws, except such Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (vi) no real property or improvements owned or leased by any Subsidiary is being used, or to the knowledge of CareTrust, the Operating Partnership or any Subsidiary, has been used, for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or Release of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations or such permits are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation or permit could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (vii) none of CareTrust, the Operating Partnership or any Subsidiary is aware of any facts or issues relating to compliance with Environmental Law that would reasonably be expected to have a Material Adverse Effect on their capital expenditures, earnings or competitive position; and (viii) there are no proceedings that are pending against CareTrust, the Operating Partnership or any Subsidiary to which a governmental entity is also a party, other than such proceedings as to which CareTrust reasonably believes that no monetary sanctions of $300,000 (or, if the CareTrust has so elected pursuant to Item 103(c)(3)(iii) of Regulation S-K, the lesser of $1,000,000 or one percent of the current assets of CareTrust and its Subsidiaries on a consolidated basis) or more will be imposed.  “Contaminant” means any pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, biohazardous waste, petroleum or petroleum derived substance or waste, asbestos or asbestos containing materials, PCBs, lead, pesticides, per- or polyfluoroalkyl substances, toxic mold, radon or radioactive materials or any constituent of any such substance or waste, including any substance, material or waste identified or regulated under any Environmental Law.  “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and all other federal, state and local laws, common law, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health (as it relates to Contaminants) or the Environment.  “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air.  “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

(bb)          None of CareTrust, the Operating Partnership and the Subsidiaries participate in, submit claims to, or receive payment from the Medicare program, the respective Medicaid program in the state or states in which such entity operates, or any other third party payor program.

(cc)          CareTrust, the Operating Partnership and the Subsidiaries, to the extent applicable in connection with their business, are in compliance with the Health Insurance Portability and Accountability Act of 1996 (as amended, and including 45 C.F.R. Part 160 and Part 164 and any other regulations promulgated thereunder) (collectively, “HIPAA”) and with applicable provisions of Federal or state laws governing Medicare or any state Medicaid programs and any regulations promulgated pursuant to such laws, including, without limitation, Sections 1320a-7, 1320a-7a, 1320a-7b and 1395nn of Title 42 of the United States Code, the False Claims Act, 31 U.S.C. § 3729 et seq., all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. § 286 and 18 U.S.C. § 287, and the health care fraud criminal provisions under HIPAA (18 U.S.C. § 1347), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and related state or local regulations promulgated under such laws (collectively, “Health Care Laws”), corporate integrity and settlement agreements or any rules of professional conduct, except for such provisions the violation of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  CareTrust, the Operating Partnership and the Subsidiaries have not engaged in activities that are, as applicable, cause for false claims liability or civil penalties under the Health Care Laws.

(dd)          [Reserved]

(ee)          [Reserved]

(ff)          [Reserved]

(gg)          CareTrust, the Operating Partnership and the Subsidiaries have filed all foreign, federal, state, local and franchise tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(hh)          Commencing with CareTrust’s taxable year ending December 31, 2014, CareTrust has been and is organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986 (the “Code”); and CareTrust’s proposed method of operation as described in the Disclosure Package and Prospectus will enable CareTrust to meet the requirements for qualification and taxation as a REIT under the Code.

(ii)          None of CareTrust, the Operating Partnership or any Subsidiary is party to any tax sharing or other revenue sharing agreement, other than the Tax Matters Agreement, dated as of May 30, 2014, by and between The Ensign Group, Inc. and CareTrust.

(jj)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, CareTrust, the Operating Partnership and the Subsidiaries have title insurance on all real property and improvements owned by or leased to any of them under a ground lease, as the case may be, in each case in an amount at least equal to the original cost of acquisition, and CareTrust, the Operating Partnership or a Subsidiary, as applicable, is entitled to all benefits of the insured thereunder.  Each such property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by owners and, if applicable, lessors and lessees, of similar properties (in the markets in which the properties of CareTrust, the Operating Partnership and the Subsidiaries are located).  CareTrust, the Operating Partnership and the Subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by owners and, if applicable, lessors of properties similar to those leased to or owned by CareTrust, the Operating Partnership and the Subsidiaries, and require the lessee under each lease of any such property to a third party to carry comprehensive general liability insurance and such other insurance as is customarily carried by lessees, in each case in amounts and on such terms as are customarily carried by owners, lessors and lessees, as applicable, of similar properties (in the markets in which the properties of CareTrust, the Operating Partnership and the Subsidiaries are located).  CareTrust, the Operating Partnership or Subsidiary, as applicable, is named as an additional insured on all policies required to be carried by third-party lessees under the leases for such properties.

(kk)          Except for the Operating Partnership LPA and any LTIP Agreements (as such term is defined in the Operating Partnership LPA), none of the Operating Partnership or any Subsidiary is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any Subsidiary from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Operating Partnership or any other Subsidiary, in each case except as described in the Disclosure Package and the Prospectus.

(ll)          The consolidated financial statements of CareTrust, together with the related schedule and notes thereto, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial position of CareTrust at the dates indicated and the results of operations, changes in invested equity and cash flows of CareTrust for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles or “GAAP” (as defined in Item 10 of Regulation S-K), applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act, or the Exchange Act, as applicable, and no other financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus pursuant to Rule 3-14 of Regulation S-X or otherwise.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the required information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm)          Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, neither CareTrust, the Operating Partnership nor any of the Subsidiaries has sustained any loss or interference with its business material to CareTrust, the Operating Partnership and the Subsidiaries considered as a whole, and there has not been any (i) material change in the capitalization of CareTrust, the Operating Partnership or the Subsidiaries, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of CareTrust, (iii) transaction that is material to CareTrust, the Operating Partnership or any of the Subsidiaries contemplated or entered into by CareTrust, the Operating Partnership or any of the Subsidiaries, (iv) obligation, contingent or otherwise, directly or indirectly incurred by CareTrust, the Operating Partnership or any Subsidiary that is material to CareTrust, the Operating Partnership and the Subsidiaries taken as a whole, (v) dividend or distribution of any kind declared, paid or made by CareTrust on any class of its capital stock (other than regular quarterly cash dividends), or (vi) Material Adverse Effect.

(nn)          Deloitte & Touche LLP, who has certified the financial statements and supporting schedules of CareTrust incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus and who has delivered the comfort letter referred to in Section 6(g) hereof, is an independent public accountant as required by the Exchange Act and is registered with the Public Company Accounting Oversight Board (“PCAOB”).

(oo)          [Reserved]

(pp)          CareTrust maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by CareTrust’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  As of the date hereof, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither CareTrust nor the Operating Partnership is aware of (i) any “significant deficiency” or “material weakness” (in each case, as defined in PCAOB No. 5) in CareTrust’s internal control over financial reporting, whether or not subsequently remediated, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in CareTrust’s internal control over financial reporting.

(qq)          CareTrust maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, which controls and procedures (i) are designed to ensure that material information relating to CareTrust, including its consolidated subsidiaries, is made known to CareTrust’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established, in each case, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(rr)          There is and has been no failure on the part of CareTrust, the Operating Partnership or any Subsidiary, nor, to the knowledge of CareTrust, the Operating Partnership or any of the Subsidiaries, any of their respective directors, members or managers, as applicable, or officers, in their capacities as such, to comply in all material respects with any applicable provision of and the rules and regulations under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss)          Nothing has come to the attention of CareTrust, the Operating Partnership or any of the Subsidiaries that has caused CareTrust, the Operating Partnership or any Subsidiary to believe any statistical, demographic, market-related and similar data included in the Registration Statement, the Disclosure Package or the Prospectus is not based on or derived from sources that CareTrust, the Operating Partnership and the Subsidiaries believe to be reliable and accurate in all material respects.

(tt)          The Common Stock is registered under Section 12(b) of the Exchange Act, and the Shares are listed on the New York Stock Exchange (“NYSE”), and CareTrust has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from NYSE, nor has CareTrust received any notification that the Commission or NYSE is contemplating terminating such registration or listing.  Except as otherwise disclosed in the Prospectus, CareTrust is in material compliance with all applicable listing requirements of NYSE.

(uu)          CareTrust is not, nor upon the issuance and sale of the Company Shares or the Confirmation Shares as contemplated in this Agreement or the Forward Sale Agreements, as applicable, and the receipt and application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(vv)          None of CareTrust, the Operating Partnership or the Subsidiaries has taken or will take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of CareTrust to facilitate the sale or resale of the Shares.  None of CareTrust, the Operating Partnership or the Subsidiaries has taken action that would directly or indirectly violate any provision of Regulation M under the Exchange Act (“Regulation M”).

(ww)          None of CareTrust, the Operating Partnership or any Subsidiary or any director, officer, employee, or to the knowledge of CareTrust, affiliate or agent acting on behalf of CareTrust, the Operating Partnership or any Subsidiary, is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-bribery or anti-corruption law, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. In the last five years, CareTrust, the Operating Partnership and the Subsidiaries, and their respective affiliates, have conducted their businesses in compliance with the FCPA and all other applicable anti-bribery and anti-corruption laws, and have instituted and maintain policies and procedures designed to promote compliance therewith.

(xx)          The operations of CareTrust, the Operating Partnership and Subsidiaries are and have been conducted in the last five years in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving CareTrust, the Operating Partnership or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of CareTrust, the Operating Partnership or Subsidiaries, is threatened.

(yy)          [Reserved]

(zz)          None of CareTrust, the Operating Partnership or any Subsidiary, or any director, officer, employee, or to the knowledge of CareTrust, authorized agent or affiliate acting on behalf of CareTrust, the Operating Partnership or any Subsidiary is currently (i) the subject or the target of any economic sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (to the extent that such economic sanctions do not conflict with U.S. laws) (collectively, “Sanctions” and such persons, “Sanctioned Persons”), or (ii) located, organized, incorporated or resident in a country or territory that is the subject or the target of country-wide or territory-wide Sanctions, as of the date hereof, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea (each, a “Sanctioned Country”). CareTrust and the Operating Partnership will not directly or indirectly use any of the proceeds from the sale of Company Shares or Confirmation Shares as contemplated in this Agreement or the Forward Sale Agreements, as applicable, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of, business with, or for the benefit of, any Sanctioned Person, (B) to fund or facilitate any activities of or any business in or with any Sanctioned Country, or (C) in any other manner that could result in a violation by any Underwriters, Forward Purchasers, or Forward Sellers of applicable Sanctions. Since April 24, 2019, CareTrust, the Operating Partnership and Subsidiaries have not engaged in, are not now engaged in and will not engage in any prohibited dealings or transactions (A) with or for the benefit of any Sanctioned Person or (B) in or with any Sanctioned Country or Syria.

(aaa)          There is not a broker, finder or other party that is entitled to receive from CareTrust, the Operating Partnership or any Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Company Shares or the Confirmation Shares pursuant to this Agreement or the Forward Sale Agreements, as applicable.

(bbb)          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ccc)          The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(ddd)          Any certificate signed by any officer of CareTrust or the Operating Partnership and delivered to the Representatives, the Forward Purchasers or the Forward Sellers or to counsel for the Underwriters, the Forward Purchasers or the Forward Sellers shall be deemed a representation and warranty by CareTrust or the Operating Partnership, as the case may be, to each Underwriter, each Forward Purchaser and each Forward Seller as to the matters covered thereby.

(eee)          Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of CareTrust, (i)(a) there has been no security breach or other compromise of any of the information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology of CareTrust, the Operating Partnership or any Subsidiary (collectively, “IT Systems and Data”) and (b) none of CareTrust, the Operating Partnership or any Subsidiary has been notified of, or has any knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) each of CareTrust, the Operating Partnership and the Subsidiaries is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) each of CareTrust, Operating Partnership and the Subsidiaries has implemented commercially reasonable backup and disaster recovery technology.

2.          Sale, Purchase and Delivery of Shares.

(a)          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, CareTrust (with respect to any Company Top-Up Firm Shares) and each of the Forward Sellers (with respect to the Borrowed Firm Shares), severally and not jointly, agrees to sell to the several Underwriters the Firm Shares.  On the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, each Underwriter agrees, severally and not jointly, to purchase from CareTrust (with respect to any Company Top-Up Firm Shares) and each of the Forward Sellers (with respect to the Borrowed Firm Shares) at a purchase price of $36.00 per share (the “Purchase Price”) the respective number of Firm Shares set forth opposite the name of such Underwriter on Schedule I hereto.  The obligations of the Forward Sellers to sell the Borrowed Firm Shares under this Agreement are several and not joint.  Each Forward Seller’s obligations extend solely to the respective number of Borrowed Firm Shares set forth opposite the name of such Forward Seller in Schedule I under the heading “Number of Borrowed Firm Shares to be Sold” at the Purchase Price.

(b)          On the basis of the representations, warranties and agreements contained in this Agreement, and subject to its terms and conditions, CareTrust (with respect to any Company Top-Up Optional Shares) and each of the Forward Sellers (with respect to the Borrowed Optional Shares), severally and not jointly, hereby grant an option to the several Underwriters to purchase, severally and not jointly, the Optional Shares or any portion thereof from CareTrust (with respect to any Company Top-Up Optional Shares) and each of the Forward Sellers (with respect to the Borrowed Optional Shares) at the Purchase Price (provided that the Purchase Price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by CareTrust and payable on the Firm Shares but not payable on the Optional Shares).  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to CareTrust, each of the Forward Purchasers and each of the Forward Sellers not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Optional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Unless otherwise agreed by CareTrust and each of the Forward Purchasers and the Forward Sellers, each purchase date of the Optional Shares must be at least three business days after the written notice is given and may not be earlier than the First Delivery Date (as defined below) nor later than ten business days after the date of such notice; provided, however, that if notice is received at least one business day prior to the First Delivery Date, the purchase date will be the First Delivery Date.  On each Optional Delivery Date (as defined below), each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased on such Optional Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares to be purchased on the First Delivery Date.  No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

(i)          Following the delivery of an exercise notice, CareTrust agrees that it will use its commercially reasonable efforts to, within one business day after such notice is given, execute and deliver to the Forward Purchasers additional letter agreements between CareTrust and each of the Forward Purchasers (the “Additional Forward Sale Agreements”) relating to the forward sale by CareTrust, subject to CareTrust’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Additional Forward Sale Agreements), of a number of shares of Common Stock equal to the aggregate number of Optional Shares being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the Initial Forward Sale Agreements, mutatis mutandis, as agreed by the parties. Upon CareTrust’s execution and delivery to the Forward Purchasers of such Additional Forward Sale Agreements, the Forward Purchasers shall promptly execute and deliver such Additional Forward Sale Agreements to CareTrust, and upon such execution and delivery to CareTrust, upon the basis of the warranties and representations and subject to the terms and conditions herein contained, each Forward Seller (or, in the case of any Company Top-Up Optional Shares, CareTrust), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Optional Shares at the price set forth above.  The obligations of the Forward Sellers to sell the Borrowed Optional Shares under this Agreement are several and not joint.  Each Forward Seller’s obligations extend solely to the number of Borrowed Optional Shares it has agreed to sell, which shall be not more than the number set forth opposite the name of such Forward Seller in Schedule I under the heading “Maximum Number of Borrowed Optional Shares To Be Sold.”

(ii)          If the Additional Forward Sale Agreements are not executed and delivered pursuant to clause (i) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, CareTrust agrees to sell to the several Underwriters the aggregate number of Optional Shares with respect to which the option is being exercised at the price set forth above.

(iii)          If (A) any of the representations and warranties of CareTrust contained herein or any certificate delivered by CareTrust pursuant hereto are not true and correct as of the First Delivery Date or any Optional Delivery Date, as the case may be, as if made as of the First Delivery Date or such Optional Delivery Date, (B) CareTrust has not performed all of the obligations required to be performed by it under this Agreement or the Forward Sale Agreements on or prior to the First Delivery Date or such Optional Delivery Date, (C) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the First Delivery Date or such Optional Delivery Date, (D) this Agreement shall have been terminated pursuant to Section 9 hereof on or prior to the First Delivery Date or such Optional Delivery Date, or the First Delivery Date or such Optional Delivery Date shall not have occurred, (E) any of the conditions set forth in Section 3 of the Forward Sale Agreements shall not have been satisfied on or prior to the First Delivery Date or such Optional Delivery Date or (F) any of the representations and warranties of CareTrust contained in the Forward Sale Agreements are not true and correct as of the First Delivery Date or such Optional Delivery Date as if made as of the First Delivery Date or such Optional Delivery Date, then each Forward Seller, in its sole discretion, may elect not to (or in the case of clause (D), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date.  In addition, in the event a Forward Purchaser determines that (x) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Shares equal to the number of Borrowed Shares that it has agreed to sell and deliver in connection with establishing a commercially reasonable hedge position or (y) in its commercially reasonable judgment it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the First Delivery Date or any Optional Delivery Date, as the case may be, the aggregate number of shares of Common Stock that such Forward Purchaser or its affiliates is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

(iv)          In the event that any Forward Seller validly elects not to, or is otherwise not required to, borrow and deliver any Borrowed Shares for sale to the Underwriters pursuant to Section 2 hereof at the First Delivery Date or any Optional Delivery Date, as applicable, then such Forward Seller will use its commercially reasonable efforts to notify CareTrust no later than 9:00 a.m., New York City time, at the First Delivery Date or such Optional Delivery Date, as the case may be, and CareTrust shall issue and sell to the Underwriters, in whole but not in part, an aggregate number of Shares equal to the number of Borrowed Shares deliverable by such Forward Seller hereunder that such Forward Seller does not so deliver and sell to the Underwriters.  The Shares sold by CareTrust to the Underwriters pursuant to this Section 2(b)(iv): (A) in lieu of any Borrowed Firm Shares are herein referred to collectively as the “Company Top-Up Firm Shares” and (B) in lieu of any Borrowed Optional Shares are herein referred to collectively as the “Company Top-Up Optional Shares.”  In connection with any such issuance and sale by CareTrust, CareTrust and the Underwriters shall have the right to postpone the First Delivery Date or the Optional Delivery Date, as applicable, for one business day in order to effect any required changes in any documents or arrangements.  Notwithstanding anything to the contrary herein, in no event will CareTrust be required to issue or deliver any Company Shares prior to the business day following notice to CareTrust of the relevant number of Shares so deliverable in accordance with this Section 2(b)(iv).

(v)          Neither any of the Forward Purchasers nor any of the Forward Sellers shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if such Forward Seller validly elects not to, or is otherwise not required to, borrow and deliver for sale such Borrowed Shares to the Underwriters pursuant to Section 2 hereof.

(c)          The several Underwriters propose to offer the Shares for sale to the public upon the terms and conditions and in the manner set forth in the Prospectus.

(d)          The Shares to be purchased by each Underwriter hereunder, in book-entry form and in such authorized denominations and registered in such names as the Representatives may request, shall be delivered to the Underwriters, through the facilities of The Depository Trust Company, for the accounts of such Underwriters, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by CareTrust (with respect to any Company Shares) or the Forward Sellers (with respect to the Borrowed Shares) to the Representatives at least twenty-four hours in advance.  The date of such delivery and payment shall be, with respect to the Firm Shares, November 13, 2026 or such other time and date as the Representatives, the Forward Purchasers, the Forward Sellers and CareTrust may agree upon in writing, and, with respect to the Optional Shares, on the date specified by the Representatives in the written notice given by the Representatives of their election to purchase such Optional Shares, or such date as the Representatives, the Forward Purchasers, the Forward Sellers, and CareTrust may agree upon in writing.  Such date for delivery of the Firm Shares is herein called the “First Delivery Date,” such date for delivery of the Optional Shares, if not the First Delivery Date, is herein called an “Optional Delivery Date,” and each such time and date for delivery is herein called a “Delivery Date.”

(e)          Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3.          Certain Agreements of CareTrust.  CareTrust covenants and agrees with each of the Underwriters, the Forward Purchasers and the Forward Sellers:

(a)          To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under (or obtain exemptions from the application of) the securities or “Blue Sky” laws of such jurisdictions (both domestic and foreign) as the Representatives, the Forward Purchasers and the Forward Sellers may designate and to maintain such qualifications (or exemptions) in effect as long as requested by the Representatives, the Forward Purchasers and the Forward Sellers for the distribution of the Shares, provided that CareTrust shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares).

(b)          If, after the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to become effective before the offering of the Shares may commence, CareTrust will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives, the Forward Purchasers and the Forward Sellers promptly and, if requested by the Representatives, the Forward Purchasers and the Forward Sellers, will confirm such advice in writing, when such post-effective amendment has become effective.

(c)          To prepare the Prospectus in a form approved by the Representatives, the Forward Purchasers and the Forward Sellers, which approval shall not be unreasonably withheld, delayed or conditioned, and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; during the period beginning on the date hereof and ending on the date, which in the opinion of counsel for the Underwriters, the Forward Purchasers, and the Forward Sellers, a prospectus is no longer required by law to be delivered in connection with the offering and sales of the Shares, to make no further amendment or any supplement to the Registration Statement, the Disclosure Package or Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act) which shall be disapproved by the Representatives, the Forward Purchasers and the Forward Sellers promptly after reasonable notice thereof, provided that CareTrust may file any information required to be filed by Sections 13(a), 13(c) or 15(d) of the Exchange Act upon reasonable notice to the Representatives, the Forward Purchasers and the Forward Sellers irrespective of disapproval by the Representatives, the Forward Purchasers and the Forward Sellers; to advise the Representatives, the Forward Purchasers and the Forward Sellers promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives, the Forward Purchasers and the Forward Sellers with copies thereof; to file promptly, and in any event within the time periods specified, all reports and any definitive proxy or information statements required to be filed by CareTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; to advise the Representatives, the Forward Purchasers and the Forward Sellers promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus or any other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus or other prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(d)          No later than 5:30 p.m., Eastern time, on the second business day succeeding the date of this Agreement, and from time to time, to furnish the Underwriters, the Forward Purchasers and the Forward Sellers with electronic copies of the Disclosure Package and the Prospectus in such quantities as the Representatives, the Forward Purchasers and the Forward Sellers may reasonably request, and, (i) if at any time prior to the First Delivery Date, any events shall have occurred as a result of which the Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Disclosure Package is delivered, not misleading or, if for any other reason it shall be necessary during such period to amend or supplement the Disclosure Package to comply with the Securities Act, to notify the Representatives, the Forward Purchasers and the Forward Sellers and upon their request to prepare and furnish without charge to each Underwriter, Forward Purchaser and Forward Seller and to any dealer in securities as many written and electronic copies as the Representatives, the Forward Purchasers and the Forward Sellers may from time to time reasonably request of such amendments or supplements to the Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) which will correct such statement or omission or effect such compliance, or (ii) if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives, the Forward Purchasers and the Forward Sellers and upon their request to prepare and furnish without charge to each Underwriter, Forward Purchaser and Forward Seller and to any dealer in securities as many written and electronic copies as the Representatives, the Forward Purchasers and the Forward Sellers may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter, Forward Purchaser or Forward Seller is required by law, rule or regulation to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, Forward Purchaser or Forward Seller, to prepare and deliver to such Underwriter, Forward Purchaser or Forward Seller as many written and electronic copies as the Representatives, such Forward Purchaser or such Forward Seller may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)          To make generally available to its security holders via EDGAR within the required time periods after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), an earnings statement of CareTrust and its consolidated subsidiaries (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act (including, at the option of CareTrust, Rule 158 under the Securities Act).

(f)          During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus, except as provided hereunder, not to, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition of) any shares of Common Stock or any securities that are substantially similar to the Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to the Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or any securities that are substantially similar to Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to Common Stock, or publicly announce the intention to do any of the foregoing, without the prior written consent of the Representatives, except, in each case (A) the offering and sale of the Shares and the Confirmation Shares to be sold hereunder or pursuant to any Forward Sale Agreement; (B) the issuance of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus; (C) the issuance or sale of any shares of Common Stock pursuant to forward sale agreements outstanding on the date hereof; (D) the issuance, grant or sale of shares of Common Stock, options to purchase Common Stock, stock units to purchase Common Stock or Common Stock issuable upon the exercise of options, stock units or other equity awards granted pursuant to employee benefit or stock incentive plans of CareTrust existing on the date of this Agreement and referred to in the Registration Statement; (E) the issuance of shares of Common Stock pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of CareTrust; (F) the issuance of shares of Common Stock upon exchange, conversion or redemption of partnership interests of the Operating Partnership; or (G) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus.

(g)          During a period of two years from the effective date of the Registration Statement, to deliver or to make available via EDGAR to the Representatives, the Forward Purchasers and the Forward Sellers promptly after they become available, copies of any reports and financial statements of CareTrust filed with the Commission under the Exchange Act or mailed to its stockholders.

(h)          To engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(i)          Prior to termination of the underwriting syndicate contemplated by this Agreement and during the offering of the Shares by the Underwriters for sale to the public in the manner set forth in the Prospectus, not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of CareTrust, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of CareTrust, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of CareTrust.

(j)          To comply with all of the provisions of any undertakings in the Registration Statement.

4.          Additional Agreements.

(a)          CareTrust represents and agrees that, without the prior consent of the Representatives, the Forward Purchasers and the Forward Sellers, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405).  Each Underwriter represents and agrees that, without the prior consent of CareTrust, the Representatives, the Forward Purchasers and the Forward Sellers, it has not made and will not make any offer relating to the Shares that would be required to be filed by CareTrust as a free writing prospectus.  Any such free writing prospectus the use of which has been consented to by CareTrust, the Representatives, the Forward Purchasers, and the Forward Sellers is listed on Schedule II or Schedule III hereto.

(b)          CareTrust has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)          CareTrust agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, CareTrust will give prompt notice thereof to the Representatives, the Forward Purchasers, and the Forward Sellers and, if requested by the Representatives, the Forward Purchasers, and the Forward Sellers, will prepare and furnish without charge to each Underwriter, each Forward Purchaser and each Forward Seller an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.  The agreement set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to CareTrust by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in Section 7(b) hereof.

(d)          Each of CareTrust and the Operating Partnership acknowledge and agree that (i) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (ii) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to CareTrust, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions.  Each of CareTrust and the Operating Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to CareTrust and/or the Operating Partnership by any Underwriter’s investment banking division.  Each of CareTrust and the Operating Partnership acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of CareTrust.

5.          Expenses.  CareTrust will pay or cause to be paid: (a) the fees, disbursements and expenses of CareTrust’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Forward Purchasers, the Forward Sellers and dealers; (b) the cost of printing or producing of a reasonable number of each of any preliminary prospectuses, the Prospectus (including any amendments and supplements thereto), any Issuer Free Writing Prospectus and a “Blue Sky” Memorandum; (c) all expenses relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Shares (including electronic roadshows); (d) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(a) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers in connection with such qualification and in connection with the “Blue Sky” Memorandum; (e) if applicable, all fees and expenses in connection with listing the Shares and the Confirmation Shares on NYSE; (f) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers in connection with, any required review by FINRA of the terms of the sale of the Shares; (g) the cost of preparing share certificates; (h) the cost and charges of any transfer agent or registrar; and (i) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  Except as specifically provided in clauses (d) and (f) above, CareTrust shall have no liability for fees or disbursements of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers in connection with the transactions contemplated by this Agreement.

6.          Conditions of the Obligation of the Underwriters, the Forward Purchasers and the Forward Sellers.  The obligations of the several Underwriters, the Forward Purchasers and the Forward Sellers hereunder shall be subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of CareTrust contained herein, to the performance by CareTrust of its obligations hereunder, and to each of the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 3(c) hereof; all material required to be filed by CareTrust pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433.  No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall be pending or are, to the best knowledge of CareTrust, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of CareTrust, threatened by the Commission; no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or are, to the best knowledge of CareTrust, threatened by the authorities of any such jurisdiction; all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; and after the date hereof no amendment or supplement to the Registration Statement or the Prospectus relating to the Shares shall have been filed unless a copy thereof was first submitted to the Representatives, the Forward Purchasers and the Forward Sellers and the Representatives, the Forward Purchasers and the Forward Sellers did not object thereto.

(b)          The Underwriters, the Forward Purchasers and the Forward Sellers shall not have discovered and disclosed to CareTrust prior to or on such Delivery Date that (i) the Registration Statement, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers is material or omits to state a fact which, in the opinion of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers, is material and is required to be stated therein or is necessary to make the statements therein not misleading, and (ii) any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a fact which, in the opinion of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers, is material or omits to state a fact which, in the opinion of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          O’Melveny & Myers LLP, counsel for CareTrust and the Operating Partnership, shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers their written opinion and negative assurance letter, dated such Delivery Date, in form and substance satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers.

(d)          Kirkland & Ellis LLP, counsel for CareTrust and the Operating Partnership, shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers their written opinion regarding certain tax matters, dated such Delivery Date, in form and substance satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers.

(e)          DLA Piper LLP (US), special Maryland counsel for CareTrust, shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers.

(f)          Jones Day, counsel for the Underwriters and the Forward Sellers, shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers.

(g)          The Underwriters, the Forward Purchasers and the Forward Sellers shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers, from Deloitte & Touche LLP containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of CareTrust, as applicable, contained in the Registration Statement, the Disclosure Package and the Prospectus, provided that the letter delivered on each Delivery Date shall use a “cut-off date” not earlier than the third business day prior to such Delivery Date.

(h)          CareTrust and the Operating Partnership will, on each Delivery Date, deliver to the Underwriters, the Forward Purchasers and the Forward Sellers a certificate of an executive officer of CareTrust and an executive officer of the Operating Partnership, dated such Delivery Date, to the effect that:

(i)          The representations and warranties of each of CareTrust and the Operating Partnership, as applicable, in this Agreement are true and correct, as if made on and as of the date thereof and provided that any reference therein to the First Delivery Date shall be deemed to refer to the applicable Delivery Date on which such certificate is delivered; and each of CareTrust and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date;

(ii)          No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or are, to the best knowledge of CareTrust, threatened under the Securities Act;

(iii)          No stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or are, to the best knowledge of CareTrust, threatened under the Securities Act;

(iv)          When the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

(v)          Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and Prospectus, except as set forth in the Disclosure Package and the Prospectus, there has not been any (a) transaction or event which has a Material Adverse Effect, (b) change in the capitalization of CareTrust, the Operating Partnership or any Subsidiary that is material to CareTrust, the Operating Partnership and the Subsidiaries taken as a whole, (c) obligation, contingent or otherwise, directly or indirectly incurred by CareTrust, the Operating Partnership or any Subsidiary that is material to CareTrust, the Operating Partnership and the Subsidiaries taken as a whole or (d) dividend or distribution of any kind declared, paid or made by CareTrust on any class of its capital stock.

(i)          CareTrust will, on each of the date hereof and each Delivery Date, deliver to the Underwriters, the Forward Purchasers and the Forward Sellers a certificate of the Chief Financial Officer of CareTrust, dated the date hereof or such Delivery Date, in form and substance satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers.

(j)          (i) Neither CareTrust nor the Operating Partnership nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus any loss or interference with its business, otherwise than as set forth in the Disclosure Package and the Prospectus and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capitalization of CareTrust or change, or any development or event involving a prospective change, on the condition (financial or otherwise), business, properties, business prospects or results of operations of CareTrust, the Operating Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives, the Forward Purchasers or the Forward Sellers so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(k)          On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or the Nasdaq Global Select Market, (ii) a suspension or material limitation in trading in CareTrust’s securities on the NYSE, (iii) a general moratorium on commercial banking activities declared by United States federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives, the Forward Purchasers or Forward Sellers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(l)          The Representatives shall have received from each person listed on Exhibit B hereto an executed lock-up letter agreement substantially to the effect set forth in the form attached hereto as Exhibit A.

(m)          Each of CareTrust and the Operating Partnership shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers such further information, certificates and documents as the Representatives, the Forward Purchasers and the Forward Sellers may reasonably request.

All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters, the Forward Purchasers and the Forward Sellers.

7.          Indemnification and Contribution.

(a)          CareTrust and the Operating Partnership shall, jointly and severally, indemnify and hold harmless each Underwriter, each Forward Purchaser and each Forward Seller, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls such indemnified party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, Forward Purchaser or Forward Seller may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that CareTrust shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to CareTrust by an Underwriter expressly for inclusion therein, which information consists solely of the information described in Section 7(b) hereof.

(b)          Each Underwriter, Forward Purchaser and Forward Seller, severally and not jointly, shall indemnify and hold harmless CareTrust, the Operating Partnership, their affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls CareTrust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to CareTrust by such Underwriter, Forward Purchaser or Forward Seller expressly for inclusion therein, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.  Each of CareTrust and the Operating Partnership hereby acknowledges that the only written information that the Underwriters, the Forward Purchasers and the Forward Sellers have furnished to CareTrust and the Operating Partnership expressly for use in the Time of Sale Prospectus and the Prospectus consists solely of the statements set forth in the Time of Sale Prospectus and the Prospectus in the fifth paragraph, the thirteenth paragraph, the fourteenth paragraph and the sixteenth paragraph under the caption, “Underwriting.”

(c)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Sections 7(a) or 7(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Sections 7(a) or 7(b) hereof.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  After notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such action, the indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) if the named parties in any such action include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there is an actual or potential conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of commencement thereof, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel in addition to any local counsel).  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)          If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Sections 7(a) or 7(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by CareTrust and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchasers and the Forward Sellers, on the other, from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of CareTrust and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchasers and the Forward Sellers, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by CareTrust and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchasers and the Forward Sellers, on the other, shall be deemed to be in the same proportion as (w) the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by CareTrust (including the proceeds to be received by CareTrust pursuant to the Forward Sale Agreements, assuming Physical Settlement (as defined in the Forward Sale Agreements) of the Forward Sale Agreement), bear to (x) in the case of the Underwriters, the difference between (i) the aggregate price to the public received by the Underwriters for the Shares and (ii) the aggregate price paid by the Underwriters for the Shares, (y) in the case of the Forward Sellers, any other discounts, commissions or incentive payments received by the Forward Sellers from CareTrust or the Underwriters and (z) in the case of the Forward Purchasers, the Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Purchasers, as set forth in the Forward Sale Agreements.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CareTrust or the Operating Partnership, on the one hand, or the Underwriters, the Forward Purchasers or the Forward Sellers, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  CareTrust and the Operating Partnership, the Underwriters, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which (A) the difference between (x) the aggregate price to the public received by the Underwriters for the Shares and (y) the aggregate price paid by the Underwriters for the Shares, exceeds (B) the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, (ii) the Forward Sellers shall not be required to contribute an amount in excess of any other discounts, commissions or incentive payments received by the Forward Sellers from CareTrust or the Underwriters and (iii) the Forward Purchasers shall not be required to contribute an amount in excess of the aggregate Spread retained by the Forward Purchasers under the Forward Sale Agreements.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’, the Forward Purchasers’ and the Forward Sellers’ obligations in this Section 7(d) to contribute are several in proportion to their respective obligations and not joint.

8.          Default of the Several Underwriters.  If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of shares of Common Stock set forth opposite their respective names on Schedule I hereto bears to the aggregate number of shares of Common Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.  If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Forward Purchasers, and the Forward Sellers and CareTrust and the Operating Partnership for the purchase of such Shares are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of Sections 5 and 7 hereof shall at all times be effective and shall survive such termination.  In any such case, the Representatives, the Forward Purchasers, or the Forward Sellers, or CareTrust and the Operating Partnership, shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

9.          Termination.  The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by CareTrust, the Operating Partnership, the Forward Purchasers and the Forward Sellers prior to delivery of and payment for the Firm Shares or the Optional Shares, respectively, if, prior to that time, any of the events described in Sections 6(j) or 6(k) hereof shall have occurred or if the Underwriters shall decline to purchase such Shares for any reason permitted under this Agreement other than pursuant to Section 8.  In such case, CareTrust shall have no liability hereunder except as provided by Sections 5, 7 and 10 hereof.

10.          Reimbursement of Underwriters’ Expenses.  If (a) CareTrust shall fail to tender the Shares for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement other than pursuant to Section 8 (including the termination of this Agreement pursuant to Section 9 hereof, other than by reason of the occurrence of any event specified in Sections 6(k)(i), (iii), (iv) or (v) hereof, but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Underwriters of their representations herein), CareTrust and the Operating Partnership shall reimburse the Underwriters, the Forward Purchasers and the Forward Sellers for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand, CareTrust and the Operating Partnership shall pay the full amount thereof to the Underwriters, the Forward Purchasers and the Forward Sellers, as applicable.

11.          Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Underwriters or Forward Sellers, shall be delivered or sent by mail, email, telex or facsimile transmission to: BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department (Email: [*]), with a copy to Attention: Capital Markets Legal (Email: [*]); and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention Equity Syndicate Desk, with a copy to Attention: Legal Department (Email: [*]); and with a copy (which shall not constitute notice) to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael J. Solecki, Esq. (Facsimile: [*]; Telephone: [*]) and Andrew D. Iammarino, Esq. (Facsimile: [*]; Telephone: [*]); or if to the Forward Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to: Bank of America, N.A., One Bryant Park, 8th Floor, New York, New York 10036, Attention: Strategic Equity Solutions Group (Telephone: [*]; Email: [*]); and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to Attention: Legal Department (Email: [*]); and

(b)          if to CareTrust or the Operating Partnership, shall be delivered or sent by mail or facsimile transmission to it at 24901 Dana Point Harbor Dr., Suite A200, Dana Point, California 92629, Attention: Derek Bunker, Chief Financial Officer (Facsimile: [*]; Telephone: [*]); with a copy (which shall not constitute notice) to O’Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, CA 92660, Attention: Shelly Heyduk (Facsimile: [*]; Telephone: [*]).

Any notice of a change of address or facsimile transmission number must be given by CareTrust, the Underwriters, the Forward Purchasers or the Forward Sellers as the case may be, in writing at least three days in advance of such change.

12.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Forward Purchasers, the Forward Sellers, CareTrust, the Operating Partnership and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of CareTrust and the Operating Partnership contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Underwriter, Forward Purchaser and Forward Seller, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls such indemnified party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 7(b) hereof shall be deemed to be for the benefit of directors, officers and employees of CareTrust and the Operating Partnership, and any person controlling CareTrust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.          Survival.  The respective indemnities, representations, warranties and agreements of CareTrust and the Operating Partnership and the Underwriters, Forward Purchasers and Forward Sellers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

14.          Absence of Fiduciary Relationship.  Each of CareTrust and the Operating Partnership acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between CareTrust and the Operating Partnership, on the one hand, and the several Underwriters, Forward Purchasers and Forward Sellers, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter, Forward Purchaser and Forward Seller is acting solely as a principal and not the agent or fiduciary of CareTrust or the Operating Partnership, or their respective security holders, creditors, employees or any other party, (iii) no Underwriter, Forward Purchaser or Forward Seller has assumed, nor will it assume, any advisory or fiduciary responsibility in favor of CareTrust or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Purchaser or Forward Seller or its affiliates has advised or is currently advising CareTrust or the Operating Partnership on other matters) or any other obligation to CareTrust or Operating Partnership except the obligations expressly set forth in this Agreement, (iv) the Underwriters, the Forward Purchasers, the Forward Sellers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of CareTrust and the Operating Partnership and (v) the Underwriters, the Forward Purchasers and the Forward Sellers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and CareTrust and the Operating Partnership consulted its own legal, accounting, regulatory, tax and financial advisors to the extent it deemed appropriate.  Each of CareTrust and the Operating Partnership agrees that it will not claim that the Underwriters, the Forward Purchasers, the Forward Sellers or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to CareTrust or the Operating Partnership, in connection with such transaction or the process leading thereto.

15.          Governing Law.  THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

16.          Recognition of U.S. Special Resolution Regimes.   In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(i)          In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16, the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); the term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.          Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.          Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19.          Waiver of Jury Trial.  Each of CareTrust, the Operating Partnership, the Underwriters, the Forward Purchasers and the Forward Sellers hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, the Forward Sale Agreements or the transactions contemplated hereby or thereby.

If the foregoing correctly sets forth the agreement between CareTrust and the Operating Partnership and the Underwriters, Forward Purchasers and Forward Sellers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CARETRUST REIT, INC.

By:	/s/ Derek Bunker
	Name:	Derek Bunker
	Title:	Chief Financial Officer and Treasurer

CTR PARTNERSHIP, L.P.

By:	CareTrust GP, LLC, its general partner

By:	CareTrust REIT, Inc., its sole member

By:	/s/ Derek Bunker
	Name:	Derek Bunker
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

Accepted and agreed by:

BOFA SECURITIES, INC.

Acting as Representative of the
Several Underwriters named
in attached Schedule I

By:	/s/ Gray Hampton
Name: Gray Hampton
Title: Vice Chairman

BOFA SECURITIES, INC.

Acting as Forward Seller

By:	s/ Gray Hampton
Name: Gray Hampton
Title: Vice Chairman

BANK OF AMERICA, N.A.

Acting as Forward Purchaser

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted and agreed by:

Morgan Stanley & Co. LLC

Acting as Representative of the
Several Underwriters named
in attached Schedule I

By:	/s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

Morgan Stanley & Co. LLC

Acting as Forward Seller

By:	/s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

Morgan Stanley & Co. LLC

Acting as Forward Purchaser

By:	/s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased

BofA Securities, Inc.	3,706,754
Morgan Stanley & Co. LLC	3,000,706
J.P. Morgan Securities LLC	2,118,145
Wells Fargo Securities, LLC	2,118,145
BMO Capital Markets Corp.	1,593,750
Huntington Securities, Inc.	796,875
KeyBanc Capital Markets Inc.	796,875
M&T Securities, Inc.	796,875
RBC Capital Markets, LLC	796,875
Citizens JMP Securities, LLC	318,750
Raymond James & Associates, Inc.	318,750
Regions Securities LLC	318,750
Truist Securities, Inc.	318,750
Total	17,000,000

Forward Seller	Number of Borrowed Firm Shares to be Sold	Maximum Number of Borrowed Optional Shares to be Sold

BofA Securities, Inc.	8,500,000	1,275,000
Morgan Stanley & Co. LLC	8,500,000	1,275,000

SCHEDULE II

Materials other than the Time of Sale Prospectus that comprise the Disclosure Package:

Public Offering Price: $37.50

Number of Firm Shares: 17,000,000

Number of Optional Shares: up to 2,550,000

SCHEDULE III

Issuer Free Writing Prospectuses not included in the Disclosure Package:

None.

Exhibit A

FORM OF LOCK-UP LETTER AGREEMENT

November ___, 2026

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

As Representatives of the several Underwriters

Ladies and Gentlemen:

The undersigned understands that you, as Representatives (collectively, the “Representatives”) of the several underwriters (collectively, the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with CareTrust REIT, Inc., a Maryland corporation (“CareTrust”), CTR Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), the forward purchasers named therein and the forward sellers named therein, providing for a public offering (the “Offering”) of shares of the common stock of CareTrust, par value $0.01 per share (the “Common Stock”).  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit CareTrust and the Operating Partnership.  The undersigned acknowledges that CareTrust, the Operating Partnership, you and the other Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the initial filing date of the preliminary prospectus supplement used to sell the shares of Common Stock in the Offering filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”), and continuing through the close of trading on the date 30 days after the date of the final prospectus supplement used to sell the shares of Common Stock in the Offering filed pursuant to Rule 424(b) under the Act (the “Lock-Up Period”).  The foregoing sentence shall not apply to:

(a)          transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock (i) as a bona fide gift, including to charitable organizations, or by will or intestacy, (ii) to the spouse, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, “an immediate family member”) or to a trust, or other entity formed for estate planning purposes, formed for the benefit of the undersigned or of an immediate family member of the undersigned, (iii) if the undersigned is a corporation or partnership or limited liability company or other business entity, to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned, (iv) if the undersigned is a trust, to a trustor or beneficiary of the trust or (v) not involving a change in beneficial ownership; provided that in the case of any transfer or distribution pursuant to this clause (a), (A) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Letter Agreement and (B) no filing under the Exchange Act, reporting a reduction of beneficial ownership of shares of Common Stock, shall be required (other than a filing on Form 5 required and filed after the expiration of the Lock-Up Period or, in the case of (i), (ii), (iii) or (iv) above, a filing on Form 4 if required to be made during the Lock-Up Period as a result of any applicable transfer) or shall be voluntarily made during the Lock-Up Period;

(b)          distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (b), (A) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Letter Agreement and (B) no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(c)          the receipt by the undersigned from CareTrust of shares of Common Stock upon the vesting of stock units or stock awards issued pursuant to CareTrust’s equity incentive plans or the transfer of shares of Common Stock or any securities convertible into shares of Common Stock to CareTrust upon a vesting event of CareTrust’s securities or upon the exercise of options or warrants to purchase CareTrust’s securities (including settlement of restricted stock units), in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that any related filing under the Exchange Act required to be made during the Lock-Up Period shall indicate that such filing is being made in connection with a disposition to CareTrust to satisfy tax withholding requirements;

(d)          the establishment of a written trading plan pursuant to Rule 10b5-1 under the Exchange Act during the Lock-Up Period for the transfer of shares of Common Stock, provided that (A) such plan does not provide for the transfer of shares of Common Stock during the Lock-Up Period and (B) no public announcement or filing under the Exchange Act shall be made during the Lock-Up Period by or on behalf of the undersigned or CareTrust regarding the establishment of such plan (other than a filing under the Exchange Act required and filed before the expiration of the Lock-Up Period);

(e)          if the undersigned is an individual, the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the undersigned shall use reasonable best efforts to cause the transferee to sign and deliver a lock-up agreement substantially in the form of this Lock-Up Letter Agreement, and provided further, that any filing under the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer, states (unless prohibited by law) that such transfer has occurred by operation of law and that such transfer is pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable; and

(f)          any transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock to a bona fide third party pursuant to a tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a “change of control” (as defined below) of CareTrust following the Offering; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the shares of Common Stock owned by the undersigned shall remain subject to the terms of this Lock-Up Letter Agreement.  For purposes of this clause (f), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than CareTrust, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the CareTrust.

The undersigned agrees and consents to the entry of stop transfer instructions with CareTrust’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

If for any reason the Offering or the Underwriting Agreement (other than the provisions thereof that survive termination) is terminated prior to the First Delivery Date (as defined in the Underwriting Agreement) pursuant to the provisions thereof, then the agreements set forth herein shall likewise be terminated and the undersigned shall be released from all obligations hereunder.

This Lock-Up Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.  The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Lock-Up Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

THIS LOCK-UP LETTER AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  The undersigned hereby irrevocably submits for purposes of any action arising from this Agreement brought by the Underwriters to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

Very truly yours,

Name:
Title:

Exhibit B

Persons to Execute Lock-Up Letter Agreements:

1.          James B. Callister

2.          David M. Sedgwick

3.          Derek Bunker

4.          Diana M. Laing

5.          Anne Olson

6.          Spencer G. Plumb

7.          Gregory K. Stapley

8.          Careina D. Williams